August 22, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We are principal accountants for Bioanalytical Systems, Inc. We have read Bioanalytical System Inc.'s statements included under Item 4.02(b) of its Form 8-K dated August 22, 2006, and we agree that we have not finished the review of the condensed consolidated financial statements as of and for the three and nine months ended June 30, 2006. We are not in a position to agree or disagree with the statements that Bioanalytical Systems, Inc. filed the Form 10-Q mistakenly believing that its independent accountant, KPMG LLP, ("KPMG") had completed the review of the unaudited interim financial information as of and for the three and nine month periods ended June 30, 2006 or that the company intends to file a revised form 10-Q upon completion of our review.

In addition, since we have not finished our review, we are not in a position to agree or disagree that the aforementioned condensed consolidated financial statements should not be relied upon.

Very truly yours,

/s/ KPMG LLP

Indianapolis, Indiana